EXHIBIT  24.17

       Consent of Coopers & Lybrand L.L.P., Certified Public Accountants


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-11 of our reports dated February 3, 1997, on our audit of the financial statements (including the financial statement schedule) of CNL Income Fund XVIII, Ltd. and of our report dated April 9, 1997 on our audit of the balance sheet of CNL Realty Corporation. We also consent to the reference to our Firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.



Orlando, Florida
November 4, 1997